                                                                   EXHIBIT 99.17

March 22, 2005

      I hereby consent to being named as a person nominated to become a member of the board of directors of Diamond Foods, Inc. in the registration statement on Form S-1 of Diamond Foods, Inc. that is to be filed on or about March 24, 2004.


/s/ William C. Waggershauser
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William C. Waggershauser